Morgan Stanley Institutional Fund Trust-Short Duration
Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Protective Life Global Funding
1.722 due 4/15/2019
Purchase/Trade Date:	4/12/2016
Offering Price of Shares: $100.000
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: 0.175 %
Percentage of Fund's Total Assets: 0.47 %
Brokers: Deutsche Bank Securities In.; Morgan Stanley
& Co. LLC; Wells Fargo Securities, LLC; Mizuho
Securities USA Inc.; U.S. Bancorp Investments, Inc.
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  US Bank National Association
1.400% due 4/26/2019
Purchase/Trade Date:	4/21/2016
Offering Price of Shares: $99.722
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $900,000
Percentage of Offering Purchased by Fund: 0.072 %
Percentage of Fund's Total Assets: 0.60 %
Brokers: U.S. Bancorp Investments, Inc.; Credit Suisse
Securities (USA) LLC; Morgan Stanley & Co. LLC
Purchased from: US Bancorp Investments
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.







Securities Purchased:  Toyota Motor Credit Corp.
1.400% due 5/20/2019
Purchase/Trade Date:	5/17/2016
Offering Price of Shares: $99.860
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $625,000
Percentage of Offering Purchased by Fund: 0.063 %
Percentage of Fund's Total Assets: 0.42 %
Brokers: Barclays; BNP PARIBAS; HSBC; Morgan
Stanley; Blaylock Beal Van, LLC; Fifth Third
Securities; Loop Capital Markets; Santander; SMBC
Nikko; US Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.



Securities Purchased:  National Australia Bank Limited
1.375% due 7/12/2019
Purchase/Trade Date:	7/5/2016
Offering Price of Shares: $99.652
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $700,000
Percentage of Offering Purchased by Fund: 0.070 %
Percentage of Fund's Total Assets: 0.43 %
Brokers: HSBC Securities (USA) Inc.; J.P. Morgan
Securities LLC; Merrill Lynch, Pierce, Fenner & Smith
Incorporated; Morgan Stanley & Co. LLC;
nabSecurities, LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.






Securities Purchased:  American Honda Finance
Corporation 1.200% due 7/12/2019
Purchase/Trade Date:	7/7/2016
Offering Price of Shares: $99.900
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $530,000
Percentage of Offering Purchased by Fund: 0.048 %
Percentage of Fund's Total Assets: 0.33 %
Brokers: Barclays; BNP PARIBASA; Mizuho
Securities; SMBC Nikko; BofA Merrill Lynch;
Deutsche Bank Securities; Lloyds Securities; Morgan
Stanley; SOCIETE GENERALE
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Bank of Montreal 1.500% due
7/18/2019
Purchase/Trade Date:	7/13/2016
Offering Price of Shares: $99.904
Total Amount of Offering: $ 1,600,000,000
Amount Purchased by Fund: $825,000
Percentage of Offering Purchased by Fund: 0.052 %
Percentage of Fund's Total Assets: 0.51 %
Brokers: BMO Capital Markets; Citigroup; Goldman,
Sachs & Co.; Wells Fargo Securities; Barclays; BofA
Merrill Lynch; Credit Suisse; Desjardins Capital
Markets; Deutsche Bank Securities; HSBC; J.P.
Morgan; Lloyds Securities; Morgan Stanley
Purchased from: Wells Fargo Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.




Securities Purchased:  Teva Pharmaceutical Finance
1.400% due 7/20/2018
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.914
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund: 0.028 %
Percentage of Fund's Total Assets: 0.26 %
Brokers: Barclays; BofA Merrill Lynch; BNP
PARIBAS; Credit Suisse; HSBC; Mizuho Securities;
Citigroup; Morgan Stanley; RBC Capital Markets;
SMBC Nikko; Bank of China; BBVA;
COMMERZBANK; Lloyds Securities; MUFG; PNC
Capital Markets LLC; Scotiabank; TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.


Securities Purchased:  Cooperatieve Rabobank U.A.
1.375% due 8/9/2019
Purchase/Trade Date:	8/2/2016
Offering Price of Shares: $99.711
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $1,075,000
Percentage of Offering Purchased by Fund: 0.108 %
Percentage of Fund's Total Assets: 0.66 %
Brokers: Barclays Capital Inc.; Merrill Lynch, Pierce,
Fenner & Smith Incorporated; Morgan Stanley & Co.
LLC; UBS Securities LLC
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.




Securities Purchased:  Keybank NA / Cleveland OH
1.600% due 8/22/2019
Purchase/Trade Date:	8/17/2016
Offering Price of Shares: $99.968
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.060 %
Percentage of Fund's Total Assets: 0.18 %
Brokers: KeyBanc Capital Markets Inc.; Goldman,
Sachs & Co.; J.P. Morgan Securities LLC; Morgan
Stanley & Co. LLC; CastleOak Securities, L.P.;
Academy Securities, Inc.
Purchased from: Keybank Capital Markets Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased:  Danske Bank 1.650% due
9/6/2019
Purchase/Trade Date:	8/31/2016
Offering Price of Shares: $99.706
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $825,000
Percentage of Offering Purchased by Fund: 0.165 %
Percentage of Fund's Total Assets: 0.51 %
Brokers: Citigroup Global Markets Inc.; Credit Suisse
Securities (USA) LLC; Danske Bank A/S; HSBC
Securities (USA) Inc.; Morgan Stanley & Co. LLC;
Wells Fargo Securities, LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.




Securities Purchased:  Siemens
Financieringsmaatschappij N.V. 1.300% due 9/13/2019
Purchase/Trade Date:	9/6/2016
Offering Price of Shares: $99.871
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $900,000
Percentage of Offering Purchased by Fund: 0.082 %
Percentage of Fund's Total Assets: 0.55%
Brokers: Goldman, Sachs & Co.; Barclays; BNP
PARIBAS; BofA Merrill Lynch; Morgan Stanley;
BBVA; COMMERZBANK; Societe Generale
Corporate & Investment Banking; UniCredit Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.






Securities Purchased:  Nordea Bank AB 1.625% due
9/30/2019
Purchase/Trade Date:	9/22/2016
Offering Price of Shares: $99.770
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $900,000
Percentage of Offering Purchased by Fund: 0.120 %
Percentage of Fund's Total Assets: 0.55 %
Brokers: Citigroup Global Markets Inc.; Goldman,
Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith
Incorporated; Morgan Stanley & Co. LLC
Purchased from:  Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.